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                                                                      EXHIBIT 16

                          [ARTHUR ANDERSEN LETTERHEAD]


April 15, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Sir/Madam:

We have read the paragraphs of Item 4(a)(1) included in the Form 8-K dated April 15, 1999 of Dexterity Surgical, Inc. (formerly LifeQuest Medical, Inc.) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP



cc:  Mr. Randall K. Boatright
     Dexterity Surgical, Inc.